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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-181223

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.750% Senior Notes due 2022	$750,000,000	$85,950

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2012)

$750,000,000

Motorola Solutions, Inc.

3.750% Senior Notes due 2022

        We are offering $750,000,000 aggregate principal amount of our 3.750% Senior Notes due 2022 (the "notes").

        The notes will be bear interest at the rate of 3.750% per year. We will pay interest on the notes semi-annually in arrears on May 15 and November 15 each year. We will make the first interest payment on the notes on November 15, 2012. The notes will mature on May 15, 2022. The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000.

        We may redeem all or a portion of the notes at any time at the redemption prices described in this prospectus supplement. Upon the occurrence of a "change of control repurchase event," we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

        The notes are not and will not be listed on any securities exchange.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Initial public offering price	Underwriting discount	Proceeds, before expenses, to us

Per note	99.637%	0.450%	99.187%

Total	$747,277,500	$3,375,000	$743,902,500

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from May 15, 2012 and must be paid by the purchaser if the notes are delivered after May 15, 2012.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, Clearstream Banking and the Euroclear System, on or about May 15, 2012.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan

Co-Managers

BNP PARIBAS	Citigroup	Credit Suisse
HSBC	Mizuho Securities USA Inc.	RBS
U.S. Bancorp

May 8, 2012

        Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may file with the Securities and Exchange Commission (the "SEC") in connection with this offering. We do not, and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References to "we," "us," "our," "Motorola Solutions" and the "Company" are to Motorola Solutions, Inc. and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf process, the document we use to offer debt securities from time to time is divided into two parts. The first part is this prospectus supplement, which describes the terms of the offering of debt securities and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, any related free writing prospectus and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus.

        The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our debt securities.

        If the description of this offering that is contained in this prospectus supplement or any related free writing prospectus differs from the description contained in the accompanying prospectus, you should rely on the information in this prospectus supplement or such free writing prospectus.

i

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        Except for historical matters, the matters discussed in this prospectus are forward-looking statements within the meaning of applicable federal securities law. These statements generally include words such as "believes," "expects," "intends," "anticipates," "estimates" and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this prospectus. Forward-looking statements in this prospectus, including those incorporated by reference herein, may include, but are not limited to, statements about: (1) industry growth and demand, including opportunities resulting from such growth, (2) customer spending, (3) the impact of each segment's strategy, (4) the impact from the loss of key customers, (5) competitive position, (6) increased competition, (7) the impact of regulatory matters, (8) the impact from the allocation and regulation of spectrum, (9) the availability of materials and components, energy supplies and labor, (10) the seasonality of the business, (11) the firmness of each segment's backlog, (12) the competitiveness of our patent portfolio, (13) the impact of research and development, (14) the consequences of a disruption in manufacturing, (15) the ultimate disposition of pending legal matters and timing, (16) market growth/contraction, demand, spending and resulting opportunities, (17) the return of capital to shareholders through dividends and/or repurchasing shares, (18) the success of our business strategy and portfolio (19) future payments, charges, use of accruals and expected cost-saving and profitability benefits associated with our reorganization of business programs and employee separation costs, (20) our ability and cost to repatriate funds, (21) the impact of the timing and level of sales and the geographic location of such sales, (22) the impact of maintaining inventory, (23) future cash contributions to pension plans or retiree health benefit plans, (24) our ability to collect on Motorola Solutions' fund used to invest most of its U.S. dollar-denominated cash (the "Sigma Fund") and other investments, (25) our ability and cost to access the capital markets, (26) our ability to borrow and the amount available under our credit facilities, (27) our ability to retire outstanding debt, (28) our ability and cost to obtain performance related bonds, (29) adequacy of resources to fund expected working capital and capital expenditure measurements, (30) expected payments pursuant to commitments under long-term agreements, (31) the ability to meet minimum purchase obligations, (32) our ability to sell accounts receivable and the terms and amounts of such sales, (33) the outcome and effect of ongoing and future legal proceedings, (34) the impact of recent accounting pronouncements on our financial statements, (35) the expected effective tax rate and deductibility of certain items, (36) the impact of foreign currency exchange risks, (37) future hedging activity and expectations of Motorola Solutions, (38) the ability of counterparties to financial instruments to perform their obligations, and (39) other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.

ii

SUMMARY

        The following summary contains basic information about us and about this offering. It does not contain all of the information that is important to an investment in our securities. Before you make an investment decision you should review this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated in the prospectus supplement and the accompanying prospectus in their entirety, including the risk factors, our financial statements and the related footnotes.

 Our Company

        Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. We report financial results for the following two segments:

  •
  Government:    Our Government segment includes sales of public safety mission-critical communications systems, commercial two-way radio systems and devices, software and services.

  •
  Enterprise:    Our Enterprise segment includes sales of rugged and enterprise-grade mobile computers and tablets, laser/imaging/RFID-based data capture products, wireless local area network and integrated digital enhanced network infrastructure, software and services.

        Motorola Solutions is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (telephone number (847) 576-5000).

Summary Consolidated Financial Data

        The following table presents summary consolidated financial data as of and for the periods indicated. The statements of income for the years ended December 31, 2011, 2010 and 2009 and the balance sheet data as of December 31, 2011 and 2010 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, which is incorporated herein by reference. The summary consolidated financial data as of and for the three months ended March 31, 2012 and April 2, 2011 has been derived from unaudited condensed consolidated financial statements filed with the SEC and incorporated by reference herein. In the opinion of management, our unaudited summary condensed consolidated financial data reflect all adjustments of a normal recurring nature necessary for a fair statement of such financial data. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and our unaudited condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

	Three Months Ended
			Years Ended December 31,
	March 31, 2012	April 2, 2011
			2011	2010	2009
	(in millions of dollars)
Operating Results:
Net sales	$1,956	$1,834	$8,203	$7,617	$6,947
Cost of sales	983	910	4,057	3,805	3,470

Gross margin	973	924	4,146	3,812	3,477
Selling, general and administrative expenses	472	461	1,912	1,874	1,662
Research and development expenditures	254	239	1,035	1,037	993
Other charges (income)	15	55	341	150	255

Operating earnings (losses)	232	169	858	751	567
Other income (expense):
Interest income (expense), net	(14)	(20)	(74)	(129)	(133)
Gains on sales of investments and businesses, net	17	18	23	49	108
Other	9	5	(69)	(7)	91

Total other income (expense)	12	3	(120)	(87)	66

Earnings from continuing operations before income taxes	244	172	738	664	633
Income tax expense (benefit)	85	(189)	(3)	403	188

Earnings from continuing operations	159	361	741	261	445
Earnings (loss) from discontinued operations, net of tax	(2)	130	411	389	(473)

Net earnings (loss)	$157	$491	$1,152	$650	$(28)
Earnings (loss) per common share
Basic:
Continuing Operations	$0.51	$1.09	$2.24	$0.73	$1.29
Discontinued Operations	(0.01)	0.38	1.23	1.17	(1.45)
	$0.50	$1.47	$3.47	$1.90	$(0.16)
Diluted:
Continuing Operations	$0.50	$1.07	$2.20	$0.72	$1.28
Discontinued Operations	(0.01)	0.37	1.21	1.15	(1.43)
	$0.49	$1.44	$3.41	$1.87	$(0.15)
Balance Sheet:
Total assets	$12,443	$16,560	$13,929	$25,577	$25,603
Long-term debt	1,126	2,093	1,130	2,098	3,258
Total debt	1,530	2,698	1,535	2,703	3,794
Total stockholders' equity	4,110	6,406	5,274	10,987	9,883

Ratios of Earnings to Fixed Charges

        The following are the unaudited consolidated ratios of earnings to fixed charges for the three months ended March 31, 2012 and each of the years in the five-year period ended December 31, 2011:

	Years Ended December 31,
Three Months Ended March 31, 2012	2011	2010	2009
8.6	5.4	3.5	3.5

        For purposes of computing the ratios of earnings to fixed charges, we have divided earnings before income tax expense plus fixed charges by fixed charges. Fixed charges consist of interest costs and estimated interest included in rentals (one-third of net rental expense).

 The Offering

Issuer	Motorola Solutions, Inc.
Securities Offered	$750,000,000 aggregate principal amount of 3.750% senior notes due 2022.
Maturity	The notes will mature on May 15, 2022.
Interest Rate	The notes will bear interest at the rate of 3.750% per year from the original issuance date.
Interest Payment Dates	We will pay interest on the notes semiannually in arrears each May 15 and November 15. We will make the first interest payment on November 15, 2012.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $742.6 million (after deducting underwriting discounts and commissions and estimated offering expenses payable by us). We will use the net proceeds from the sale of the notes for the repayment of our $400 million in 5.375% notes that mature on November 15, 2012 (the "5.375% Notes"), and for general corporate purposes, which may include working capital expenditures, fixed asset expenditures, pension contributions, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions. Following this offering, we intend to exercise our "make-whole" redemption rights under the indenture governing the 5.375% Notes to redeem such notes prior to their stated maturity. If for any reason we do not redeem the 5.375% Notes prior to their stated maturity, we will use the net proceeds from the sale of the notes intended for that redemption for general corporate purposes.
Ranking of Notes
The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness.
Optional Redemption	We may redeem the notes, in whole at any time or in part, from time to time at redemption prices determined as set forth under the heading "Description of the Notes—Optional Redemption."
Change of Control Repurchase Event
Upon the occurrence of a "change of control repurchase event," as defined under "Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event," we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our domestic subsidiaries' ability to:

• create certain liens;
• enter into sale and leaseback transactions involving any principal property; and
• consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

Each of these covenants is subject to a number of significant exceptions. You should read "Description of Debt Securities—Restrictive Covenants" in the accompanying prospectus for a description of these covenants.
Form and Denominations
We will issue the notes in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC.

You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interests in their books. We will not issue certificated notes, except in the limited circumstances described under "Debt Securities—Global Securities" in the accompanying prospectus.
Further Issuances
We may create and issue additional notes ranking equally with the notes initially offered in this offering and otherwise similar in all respects (other than the issue date and, if applicable, the payment of interest accruing prior to the issue date of such further notes or the first payment of interest following the issue date of such further notes). These additional notes, if issued, would be consolidated and form a single series with the notes. See "Description of the Notes—Further Issuances" in this prospectus supplement.
Absence of Public Market for the Notes
The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice.
Governing Law	New York.
Risk Factors
For a discussion of the factors that you should carefully consider before deciding to purchase the notes, see "Risk Factors" beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and under the heading "Risk Factors" in the Form 10-K referenced herein.

RISK FACTORS

        Investing in the notes involves risk. We are subject to various regulatory, operating and other risks as a result of the nature of our operations and the marketplace in which we operate. Many of these risks are beyond our control and several pose significant challenges to our business, operations, revenues, net income and cash flows. These risks are described in Part I, Item 1A, Risk Factors, of our annual report on Form 10-K for the year ended December 31, 2011. The risks described therein are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business. In deciding whether to invest in the notes, you should carefully consider these risks and the risks described below in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected due to any of these risks or events arising therefrom.

Risks Related to the Notes

Because the notes are not secured and are effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are unsecured obligations, ranking equally with other senior unsecured indebtedness. Although we do not currently have any secured indebtedness, the indenture governing the notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets will be subject to prior claims by our secured creditors. In the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Motorola Solutions, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of their respective unsecured and unsubordinated creditors, including trade creditors. If Motorola Solutions incurs any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We may depend on the receipt of dividends or other intercompany transfers from our subsidiaries to meet our obligations under the notes. Claims of creditors of our subsidiaries will have priority over your claims with respect to the assets and earnings of our subsidiaries.

        The notes are our obligations exclusively and not of any of our subsidiaries. We conduct a significant portion of our operations through our subsidiaries. We may therefore be dependent upon dividends or other intercompany transfers of funds from our subsidiaries in order to meet our obligations under the notes and to meet our other obligations. However, our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Generally, creditors of our subsidiaries will have claims to the assets and earnings of our subsidiaries that are superior to the claims of our creditors, except to the extent the claims of our creditors are guaranteed by our subsidiaries. As of March 31, 2012, our subsidiaries accounted for approximately $6.4 billion, or 51%, of our total consolidated assets, excluding intercompany balances, and had approximately $2.1 billion of outstanding liabilities, including trade payables but excluding intercompany liabilities.

        In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Motorola Solutions, the holders of the notes will not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of our subsidiaries.

We are permitted to incur more debt, which may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.

        The indenture governing the notes does not limit the amount of additional debt that we may incur. If we incur additional debt, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.

The provisions in the indenture that govern the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

        The provisions contained in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event to trigger these provisions, notably, that the transactions are accompanied or followed within 90 days by a downgrade in the rating of the notes offered under this prospectus supplement. Except as described under "Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event," the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the notes upon a change of control repurchase event.

        As described under "Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event," we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

Negative covenants in the indenture will have a limited effect.

        The indenture governing the notes contains negative covenants that apply to us and our domestic subsidiaries. These covenants are, however, subject to a number of significant exceptions that will permit us, in various circumstances, to create liens on our assets and to enter into sale and leaseback transactions. See "Description of Debt Securities—Restrictive Covenants" in the accompanying prospectus. Holders of the notes may become structurally or contractually subordinated to new lenders who enter into transactions with us or our domestic subsidiaries in reliance on these exceptions.

There is no prior market for the notes. If one develops, it may not be liquid.

        We do not intend to list the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure you that any liquid market for the notes will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  time remaining to the maturity of the notes;

  •
  outstanding amount of the notes;

  •
  the terms related to optional redemption of the notes; and

  •
  level, direction and volatility of market interest rates generally.

        The underwriters have advised us that they currently intend to make a market in the notes following the offering. However, the underwriters have no obligation to make a market in the notes and they may stop at any time without notice.

Ratings of the notes may change after issuance and affect the market price and marketability of the notes.

        We currently expect that, prior to issuance, the notes will be rated by Moody's Investors Service Inc., Standard & Poor's and Fitch Ratings Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Such credit ratings may not be issued or remain in effect for any given period of time or such ratings may be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings, or the announcement that such ratings are under review for a possible downgrade may have an adverse effect on the market price or marketability of the notes.

 USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $742.6 million (after deducting underwriting discounts and commissions and estimated offering expenses payable by us). We will use the net proceeds from the sale of the notes for the repayment of our $400 million in 5.375% Notes, and for general corporate purposes, which may include working capital expenditures, fixed asset expenditures, pension contributions, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions. Following this offering, we intend to exercise our "make-whole" redemption rights under the indenture governing the 5.375% Notes to redeem such notes prior to their stated maturity. If for any reason we do not redeem the 5.375% Notes prior to their stated maturity, we will use the net proceeds from the sale of the notes intended for that redemption for general corporate purposes.

 CAPITALIZATION

        The following table sets forth our consolidated short-term debt and capitalization as of March 31, 2012:

  •
  on an actual basis, and

  •
  on an as adjusted basis to give effect to the sale of the notes, and the anticipated application of the estimated net proceeds therefrom towards the redemption of our 5.375% Notes.

        From time to time, we may issue additional debt or equity securities. This table should be read in conjunction with "Summary Consolidated Financial Data" appearing elsewhere in this prospectus supplement and our consolidated financial statements, including the notes thereto, which are incorporated herein by reference.

	March 31, 2012
	Actual	As Adjusted
	(in millions of dollars)
Short-Term Debt
Current portion of long-term debt	$404	$4

Total short-term debt	$404	$4

Long-Term Debt
Senior notes and debentures	$1,490	$1,090
Other senior debt	40	40
Notes offered hereby		750
Less current portion of long-term debt	404	4

Total long-term debt	$1,126	$1,876

Stockholders' Equity
Preferred stock (none issued)	—	—
Common stock	3	3
Additional paid-in capital	5,800	5,800
Retained earnings	1,109	1,109
Accumulated other comprehensive loss	(2,827)	(2,827)
Noncontrolling interests	25	25

Total stockholders' equity	4,110	4,110

Total capitalization, including current portion of long-term debt	$5,640	$5,990

DESCRIPTION OF THE NOTES

        Selected provisions of the notes are summarized below. This summary supplements and, to the extent inconsistent with, replaces the description of the debt securities under the caption "Description of Debt Securities" in the accompanying prospectus. You should read the following information in conjunction with the statements under "Description of Debt Securities" in the accompanying prospectus. References in this section to "Motorola Solutions," "us," "our" and "we" are, unless the context otherwise requires, only to Motorola Solutions, Inc. and not to any of its subsidiaries.

        The notes will be issued under an indenture (the "indenture") between Motorola Solutions and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank (as successor in interest to Bank One Trust Company))), as trustee (the "trustee"). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary may not contain all the information that you may find useful. You should read the indenture, a copy of which is available from Motorola Solutions upon request. The indenture is an exhibit to the registration statement of which the prospectus attached to this prospectus supplement is a part.

General

        The notes will have the following basic terms:

  •
  the notes will be senior unsecured obligations of Motorola Solutions and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Motorola Solutions;

  •
  the notes are obligations exclusively of Motorola Solutions and are not guaranteed by any of its subsidiaries;

  •
  the notes initially will be limited to $750,000,000 aggregate principal amount (subject to the rights of Motorola Solutions to issue additional notes as described under "—Further Issuances" below);

  •
  the notes will accrue interest at a rate of 3.750% per year;

  •
  interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2012;

  •
  the notes will mature on May 15, 2022, unless redeemed or repurchased prior to that date;

  •
  Motorola Solutions may redeem the notes, in whole or in part, at any time at its option as described under "—Optional Redemption" below;

  •
  Motorola Solutions may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a "change of control repurchase event" as described under "—Purchase of Notes upon a Change of Control Repurchase Event" below;

  •
  the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in certificated form (see "—Book-entry, Delivery and Form; Global Notes" below); and

  •
  the notes will be exchangeable and transferable at the office or agency of Motorola Solutions maintained for such purposes (which initially will be the corporate trust office of the trustee).

        Interest on each note will be paid to the person in whose name that note is registered at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

        The notes will not be subject to any sinking fund.

        Motorola Solutions may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Ranking

        The notes will be senior unsecured obligations of Motorola Solutions and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Motorola Solutions. As of March 31, 2012, Motorola Solutions had approximately $1.5 billion of senior unsecured indebtedness outstanding.

        The notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Motorola Solutions to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables. As of March 31, 2012, Motorola Solutions had no senior secured indebtedness outstanding. Motorola Solutions derives a significant portion of its operating income and cash flow from its subsidiaries. Therefore, Motorola Solutions' ability to make payments when due to the holders of the notes is, in large part, dependent upon the receipt of sufficient funds from its subsidiaries.

        Claims of creditors of Motorola Solutions' subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Motorola Solutions' creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Motorola Solutions' subsidiaries. As of March 31, 2012, Motorola Solutions' subsidiaries had approximately $2.1 billion of outstanding liabilities, including trade payables but excluding intercompany liabilities.

Optional Redemption

        Motorola Solutions may redeem the notes at its option, either in whole at any time or in part from time to time. If Motorola Solutions elects to redeem the notes, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

  •
  100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

  •
  as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments (not including any portion of payments of interest accrued as of the redemption date).

        In determining the present values of the Remaining Scheduled Payments, Motorola Solutions will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the sum of the applicable Treasury Rate, plus 30 basis points.

        The following terms are relevant to the determination of the redemption price.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes called for redemption.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by Motorola Solutions; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), Motorola Solutions will substitute another nationally recognized investment banking firm that is a primary treasury dealer.

        "Reference Treasury Dealer" means Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and each of their respective successors, and any other primary treasury dealers selected by Motorola Solutions. If any of the foregoing ceases to be a primary treasury dealer, Motorola Solutions will substitute another nationally recognized investment banking firm that is a primary treasury dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, Motorola Solutions will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        A partial redemption of the notes may be effected pro rata or by lot or by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

        Unless Motorola Solutions defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Motorola Solutions will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Purchase of Notes upon a Change of Control Repurchase Event

        If a change of control repurchase event occurs, unless Motorola Solutions has exercised its right to redeem the notes as described above, Motorola Solutions will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Motorola Solutions, prior to any change of control, but after the public announcement of the change of control, Motorola Solutions will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

        Motorola Solutions will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Motorola Solutions will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

        On the repurchase date following a change of control repurchase event, Motorola Solutions will, to the extent lawful:

          (1)   accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by Motorola Solutions.

        The paying agent will promptly mail or otherwise deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

        Motorola Solutions will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Motorola Solutions and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Motorola Solutions and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Motorola Solutions and the underwriters. Motorola Solutions has no present intention to engage in a transaction involving a change of control, although it is possible that Motorola Solutions could decide to do so in the future. Subject to the limitations discussed below, Motorola Solutions could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Motorola Solutions or credit ratings of the notes. Restrictions on the ability of Motorola Solutions to incur liens and enter into sale and leaseback transactions are contained in the covenants as described in the accompanying prospectus. Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Motorola Solutions or a highly leveraged or similar transaction involving Motorola Solutions.

        Motorola Solutions may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Motorola Solutions may be prohibited from repurchasing the notes under the terms of its future debt instruments. See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a change of control repurchase event."

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

          "change of control" means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Motorola Solutions and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Motorola Solutions or one of its subsidiaries; (2) the adoption of a plan relating to Motorola Solutions' liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Motorola Solutions' stock or other voting stock into which Motorola Solutions' voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the board of directors of Motorola Solutions are not continuing directors.

          "change of control repurchase event" means the occurrence of both a change of control and a ratings event.

          "continuing directors" means, as of any date of determination, any member of the board of directors of Motorola Solutions who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

          "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Motorola Solutions.

          "Moody's" means Moody's Investors Service Inc. and its successors.

          "rating agency" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Motorola Solutions, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by Motorola Solutions (as certified by a resolution of the board of directors of Motorola Solutions) as a replacement agency for Moody's or S&P, or both, as the case may be.

          "rating category" means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

          "rating date" means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Motorola Solutions to effect a change of control.

          "ratings event" means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Motorola Solutions to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) or is withdrawn. Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

        Motorola Solutions may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to the notes, unless such additional notes are not treated as fungible for U.S. tax purposes with the notes issued pursuant to this offering.

Book-entry; Delivery and Form; Global Notes

        The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

        DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has also been appointed by Motorola Solutions to act as registrar, transfer agent and paying agent for the notes. The Bank of New York Mellon Trust Company, N.A. is trustee under our indentures relating to:

  •
  our 5.375% senior notes due 2012;

  •
  our 6.0% senior notes due 2017;

  •
  our 7.5% debentures due May 15, 2025;

  •
  our 6.5% debentures due September 1, 2025;

  •
  our 6.5% debentures due November 15, 2028;

  •
  our 6.625% senior notes due 2037; and

  •
  our 5.22% debentures due October 1, 2097.

        We maintain various banking relationships with The Bank of New York Mellon, an affiliate of the trustee. The Bank of New York Mellon serves as custodian and record keeper for the Sigma Fund, provides investment management services to us and is a lender under our credit facility.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

IRS Circular 230 Disclosure

        To ensure compliance with requirements imposed by the U.S. Internal Revenue Service (the "IRS"), we inform you that any tax advice contained in this document (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Any tax advice contained in this document (including any attachments) was written to support the promotion or marketing of the transaction(s) or matter(s) addressed by the document. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

        The following discussion is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including brokers or dealers in securities or currencies, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, pension funds, insurance companies, persons who hold notes as part of a hedging, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, and partnerships (including entities treated as partnerships for U.S. federal income tax purposes)). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation (such as estate and gift tax laws) or any aspect of state, local or foreign taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their "issue price" (the first price at which a substantial amount of the notes is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds the notes as capital assets.

        This summary is based on the U.S. federal income tax law in effect as of the date of this offering supplement, which is subject to differing interpretations and could change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. For all these reasons, we urge you to consult with your tax advisor about the U.S. federal income tax and other tax consequences of an investment in the notes.

        If any entity treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

        EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF THE NOTES.

Effect of Certain Additional Payments

        In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, upon the occurrence of certain change of control events, we may be required to repurchase some or all of the notes at 101% of their principal amount, plus accrued and unpaid interest. The obligation to make such payments may implicate the provisions of Treasury regulations promulgated under the Code ("Treasury Regulations") relating to "contingent payment debt instruments." One or more contingencies will not cause the notes to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is considered remote or incidental or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We believe and intend to take the position that the potential for additional payments on the notes should not cause the notes to be treated as contingent payment debt instruments. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS. If the notes were deemed to be contingent payment debt instruments, the tax consequences to holders of the notes would materially differ from those described below. Prospective purchasers of the notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules on the notes. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

United States Federal Income Tax Considerations For U.S. Holders

        As used in this discussion, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  an entity treated as a corporation created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Stated Interest

        All of the notes bear interest at a stated fixed rate. A U.S. Holder generally must include this stated interest in its gross income as ordinary interest income:

  •
  when the U.S. Holder receives the interest, if it uses the cash method of accounting for U.S. federal income tax purposes; or

  •
  when the interest accrues, if the U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of a Note

        A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder's adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. Holder's adjusted tax basis in a note will generally equal the cost of the note to such holder, decreased by any payment on the notes other than a payment of qualified stated interest. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. In general, for non-corporate taxpayers, long-term capital gains are currently taxed at a preferential rate of 15%, which, without congressional action, will increase to 20% in 2013.

The deductibility of capital losses is subject to significant limitations. You should consult your tax advisor regarding the treatment of capital gains and losses.

Net Investment Income

        Recently enacted legislation imposes a tax of 3.8% on the "net investment income" of certain U.S. Holders that are individuals, trusts, or estates for taxable years beginning after December 31, 2012. Among other items, "net investment income" generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective investors should consult their tax advisors concerning the possible implications of this legislation in their particular circumstances.

Backup Withholding and Information Reporting

        Payments of interest and principal on a note and the proceeds of the sale or other taxable disposition are generally subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

United States Federal Income Tax Considerations For Non-U.S. Holders

        As used in this discussion, a "Non-U.S. Holder" is a beneficial owner of a note that is (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust, and (ii) not a U.S. Holder.

Interest

        Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act ("FATCA") withholding, no U.S. federal income or withholding tax generally will apply to a payment of interest to a Non-U.S. Holder, provided that:

  •
  such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

  •
  such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  either (A) such Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

  •
  we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

        If all of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of a Note

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met. In addition, subject to the discussion below concerning backup withholding and the discussion concerning FATCA withholding, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note.

United States Trade or Business

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such interest or gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain on the sale or other taxable disposition of the note in the same manner as if such holder were a U.S. person. A corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate) on its effectively connected earnings and profits attributable to such interest or gain. In addition, any interest or gain that is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will not be subject to withholding tax (subject to the discussion of FATCA below). A Non-U.S. Holder may establish that such interest or gain is so connected by timely delivering a properly executed IRS Form W-8ECI (or suitable substitute form).

Backup Withholding and Information Reporting

        A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of notes.

Foreign Account Tax Compliance Act

        FATCA, enacted on March 18, 2010, will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends ("Withholdable Payments"), if paid to a foreign financial institution, unless such institution enters into an agreement with Treasury to collect and provide to Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

        In addition, under FATCA, "passthru payments" made by a foreign financial institution to "recalcitrant holders" or non-compliant foreign financial institutions are subject to a 30% U.S. withholding tax. A "recalcitrant holder" generally is a holder of an account with a foreign financial institution that fails to comply with reasonable requests for information that will help enable the relevant foreign financial institution to comply with its reporting requirements. A "passthru payment" is any Withholdable Payment or other payment (including non-U.S. source payments) to the extent attributable to any Withholdable Payment. The IRS has issued a notice indicating that a payment will be attributable to a Withholdable Payment to the extent of a percentage determined by dividing the sum of the foreign financial institutions U.S. assets by the sum of the institution's total assets, each as determined on certain testing dates. However, if the proposed Treasury regulations are finalized in their current form, a passthru payment will be any Withholdable Payment and any "foreign passthru payment," which has yet to be defined. Pursuant to the proposed Treasury regulations, if finalized in their current form, certain interest or gain would not be treated as a "Withholdable Payment" if such interest or gain is taken into account under Section 871(b)(1) or Section 882(a) when the income is (or is deemed to be) effectively connected with the conduct of a trade or business in the United States and is includible in the beneficial owner's gross income for the taxable year.

        These withholding and reporting requirements will generally apply to payments made after December 31, 2012; however, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. Pursuant to proposed U.S. Treasury regulations, if finalized in their current form, the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2013. In addition, under the proposed U.S. Treasury regulations any withholding obligations will begin no earlier than January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below (for whom Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as representatives), and each of the underwriters has severally agreed to purchase, the respective principal amount of the notes set forth opposite its name below:

Underwriter	Principal amount of notes
Deutsche Bank Securities Inc.	$187,500,000
Goldman, Sachs & Co.	187,500,000
J.P. Morgan Securities LLC	187,500,000
BNP Paribas Securities Corp.	26,786,000
Citigroup Global Markets Inc.	26,786,000
Credit Suisse Securities (USA) LLC	26,786,000
HSBC Securities (USA) Inc.	26,786,000
Mizuho Securities USA Inc.	26,786,000
RBS Securities Inc.	26,785,000
U.S. Bancorp Investments, Inc.	26,785,000

Total	$750,000,000

        Under the terms and conditions of the underwriting agreement, if the underwriters take any of the notes, then the underwriters are obligated to take and pay for all of the notes.

        The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. No assurances can be given as to the liquidity of any trading market for the notes.

        The underwriters initially propose to offer part of the notes directly to the public at the offering prices described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.20% of the principal amount. Any underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of 0.15% of the principal amount. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        We have agreed, during the period from the date of the underwriting agreement until the business day immediately following the delivery of the notes, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a tenor of more than one year without the prior written consent of the representatives.

        In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriters may impose a penalty bid. The underwriting syndicate may reclaim selling concessions allowed for distributing the notes in this offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

        Expenses associated with this offering, to be paid by us, are estimated to be $1,350,000.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Motorola Solutions, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Motorola Solutions (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Deutsche Bank Securities, Inc., Goldman Sachs Bank USA and J.P. Morgan Securities LLC are lenders under a $1.5 billion Revolver Credit Agreement dated as of January 4, 2011 among Motorola Solutions, JP Morgan Chase Bank N.A., as administrative agent, and the several lenders and agents party thereto.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        This prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order (or persons to whom it may otherwise be lawfully communicated) (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        The validity of the notes will be passed upon for Motorola Solutions by Eric Jacobson of our Law Department and Winston & Strawn LLP, Chicago, Illinois and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP. Mr. Jacobson owns shares of our common stock.

EXPERTS

        The consolidated financial statements of Motorola Solutions, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

  (a)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

  (b)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

  (c)
  Current Reports on Form 8-K filed on January 30, 2012, February 27, 2012 and May 1, 2012.

  (d)
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

        You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Lewis A. Steverson
Corporate Secretary, Motorola Solutions, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196
Telephone: (847) 576-5000

        We have also filed a registration statement with the SEC relating to the notes described in this prospectus supplement. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.

PROSPECTUS

Debt Securities and Debt Securities Warrants

Common Stock and Common Stock Warrants

Stock Purchase Contracts and Stock Purchase Units

        We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

• unsecured senior debt securities	• warrants to purchase common stock
• unsecured subordinated debt securities	• stock purchase contracts
• warrants to purchase debt securities	• stock purchase units
• common stock	• units consisting of any combination of these securities

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange and trades under the symbol "MSI." Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled "Risk Factors" on page 3 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2012.

        Neither we nor the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus or in any free writing prospectus that we may file with the Securities and Exchange Commission (the "SEC") in connection with this offering. We do not, and the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act. By using a shelf registration statement, we may sell at any time, and from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as "other offering material." The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled "Where You Can Find More Information" below and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus.

        Unless we state otherwise or the context otherwise requires, references to "Motorola Solutions," the "Company," "us," "we" or "our" in this prospectus mean Motorola Solutions, Inc. and its consolidated subsidiaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement and the exhibits and schedules thereto are also available to the public from the SEC's website at http://www.sec.gov. You can also access our SEC filings through our website at www.motorolasolutions.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

        Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See the section entitled "Incorporation by Reference" below.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Lewis A. Steverson
Corporate Secretary, Motorola Solutions, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196
Telephone: (847) 576-5000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical matters, the matters discussed in this prospectus are forward-looking statements within the meaning of applicable federal securities law. These statements generally include words such as "believes," "expects," "intends," "anticipates," "estimates" and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this prospectus. Forward-looking statements in this prospectus, including those incorporated by reference herein, may include, but are not limited to, statements about: (1) industry growth and demand, including opportunities resulting from such growth, (2) customer spending, (3) the impact of each segment's strategy, (4) the impact from the loss of key customers, (5) competitive position, (6) increased competition, (7) the impact of regulatory matters, (8) the impact from the allocation and regulation of spectrum, (9) the availability of materials and components, energy supplies and labor, (10) the seasonality of the business, (11) the firmness of each segment's backlog, (12) the competitiveness of our patent portfolio, (13) the impact of research and development, (14) the consequences of a disruption in manufacturing, (15) the ultimate disposition of pending legal matters and timing, (16) market growth/contraction, demand, spending and resulting opportunities, (17) the return of capital to shareholders through dividends and/or repurchasing shares, (18) the success of our business strategy and portfolio, (19) future payments, charges, use of accruals and expected cost-saving and profitability benefits associated with our reorganization of business programs and employee separation costs, (20) our ability and cost to repatriate funds, (21) the impact of the timing and level of sales and the geographic location of such sales, (22) the impact of maintaining inventory, (23) future cash contributions to pension plans or retiree health benefit plans, (24) our ability to collect on Motorola Solutions' fund used to invest most of its U.S. dollar-denominated cash (the "Sigma Fund") and other investments, (25) our ability and cost to access the capital markets, (26) our ability to borrow and the amount available under our credit facilities, (27) our ability to retire outstanding debt, (28) our ability and cost to obtain performance related bonds, (29) adequacy of resources to fund expected working capital and capital expenditure measurements, (30) expected payments pursuant to commitments under long-term agreements, (31) the ability to meet minimum purchase obligations, (32) our ability to sell accounts receivable and the terms and amounts of such sales, (33) the outcome and effect of ongoing and future legal proceedings, (34) the impact of recent accounting pronouncements on our financial statements, (35) the expected effective tax rate and deductibility of certain items, (36) the impact of foreign currency exchange risks, (37) future hedging activity and expectations of Motorola Solutions, (38) the ability of counterparties to financial instruments to perform their obligations, and (39) other factors described in our news releases and filings with the SEC including, but not limited to, the factors under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.

 THE COMPANY

        Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. As of the first quarter of 2012, we report financial results for the following two segments:

  •
  Government:  Our Government segment includes sales of public safety mission-critical communications systems, commercial two-way radio systems and devices, software and services.

  •
  Enterprise:  Our Enterprise segment includes sales of rugged and enterprise-grade mobile computers and tablets, laser/imaging/RFID-based data capture products, wireless local area network and integrated digital enhanced network infrastructure, software and services.

        Motorola Solutions is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (telephone number (847) 576-5000).

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risk factors described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled "Where You Can Find More Information" on page 1. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

        Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital expenditures and other general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials related to the offered securities.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, common stock, debt securities warrants, common stock warrants, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

 DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of debt securities and other securities described in this prospectus.

        The debt securities will be either senior debt securities or subordinated debt securities. We will issue the "senior debt securities" under the "senior indenture" dated May 1, 1995 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank (as successor in interest to Bank One Trust Company))), or any successor trustee. We will issue the "subordinated debt securities" under a "subordinated indenture" between us and the trustee named therein, or any successor trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the "indentures," and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as a "trustee." The senior indenture and a form of subordinated indenture are included as exhibits to this registration statement and the following description is qualified in its entirety by reference to the provisions of the indentures and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

        The numerical references in parentheses below are to sections of the indentures. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indentures have the meanings used in the indentures. As used in this "Description of Debt Securities," the "company" refers to Motorola Solutions, Inc. and does not, unless the context otherwise indicates, include our subsidiaries.

General

        The senior debt securities are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement (section 301 of the senior indenture). Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the senior debt securities. The subordinated debt securities are subordinated in right of payment to the prior payment in full of our senior indebtedness. See "—Subordinated Indenture Provisions" below. The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement (section 301 of the subordinated indenture). We will set forth in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities. The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

  Terms

        We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

  •
  the maturity of the debt securities;

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  the interest rate or method of calculation of the interest rate and the date from which interest will accrue;

  •
  the interest payment dates and the record dates for payment of interest, or the discount to face value and accretion rate in the case of debt securities issued at a substantial discount to the principal amount;

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  the price and date of any optional redemption by us;

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  our obligation, if any, to redeem the offered debt securities and any requirement to maintain a "sinking fund" to support such obligation;

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  the terms of any repurchase or remarketing rights of third parties;

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  the currency or currencies in which we will pay principal or interest;

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  any conversion features; and

  •
  whether the defeasance or covenant defeasance provisions of the applicable indenture apply.

        We can also establish any other terms and conditions of the debt securities to the extent they do not conflict with the terms of the indentures (section 301 of each indenture). Therefore, you must read the applicable indenture and prospectus supplement carefully to understand the terms of any series of debt securities.

  Effective Subordination

        The debt securities will be our obligations exclusively. Since our operations are partially conducted through subsidiaries, primarily overseas, our cash flow and therefore our ability to service debt, including the debt securities offered by the applicable prospectus supplement, are partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

        Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and therefore the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

  No Limitations on Other Debt

        The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the indentures do restrict us and our domestic subsidiaries from granting certain security interests on certain of their property or assets unless the debt securities are equally secured. See "—Restrictive Covenants" below.

  Open-Ended Indenture

        The indentures are "open-ended," meaning we may issue a number of different series of debt securities, with different terms and conditions, under each of the indentures (section 301 of each indenture). There is no limit on the amount of debt securities we can issue under either indenture, and we already have issued a significant amount of debt securities under the senior indenture.

Defeasance and Covenant Defeasance

        Under the indentures, we have the ability to take certain steps to effect a "defeasance" or a "covenant defeasance." A defeasance allows us to be discharged from any and all obligations in respect of a series of debt securities except for certain obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust. A covenant defeasance allows us to stop complying with certain restrictive covenants relating to:

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  consolidation, merger, conveyance, transfer or lease;

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  maintenance of our existence and properties;

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  payment of taxes and other claims; and

  •
  restrictions on secured debt and sale and leaseback transactions.

        A covenant defeasance also causes certain events specified in the indentures to no longer be deemed an event of default under the indentures.

        To effect a defeasance or a covenant defeasance, we must deposit with the applicable trustee an amount of money or U.S. government securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest, if any, on the debt securities of such series at the time such payments are due. We will remain liable for any shortfall between the amount deposited with the trustee and the amount due holders of debt securities upon any acceleration of payment.

        We may only effect a defeasance or a covenant defeasance if we have provided a legal opinion that such action will not cause holders of our debt securities to recognize income, gain or loss for federal income tax purposes as a result and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. The opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

        We may further describe in the applicable prospectus supplement the provisions, if any, regarding defeasance or covenant defeasance with respect to the debt securities of a particular series (article fifteen of each indenture).

Restrictive Covenants

  Restrictions on Secured Debt

        If we or any Domestic Subsidiary incurs or guarantees any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Domestic Subsidiary, we must secure the debt securities of each series equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such transaction, the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 5% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries. See "—Restrictive Covenants—Restrictions on Sales and Leasebacks" below.

        This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

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  Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with us or a Domestic Subsidiary;

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  Mortgages in favor of us or a Domestic Subsidiary;

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  Mortgages in favor of governmental bodies to secure progress or advance payments;

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  Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

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  purchase money Mortgages and Mortgages to secure the construction cost of property; and

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  any extension, renewal or refunding of any Mortgage referred to above.

  Restrictions on Sales and Leasebacks

        Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless:

  •
  we or such Domestic Subsidiary could mortgage such property as provided for above under "—Restrictive Covenants—Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series; or

  •
  within 120 days, we apply to the retirement of our Funded Debt an amount not less than the greater of:

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  the net proceeds of the sale of the Principal Property leased pursuant to such arrangement; or

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  the fair market value of the Principal Property so leased, subject to credits for certain voluntary retirements of Funded Debt.

        This restriction will not apply to any sale and leaseback transaction:

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  between us and a Domestic Subsidiary or between Domestic Subsidiaries; or

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  involving the taking back of a lease for a period, including renewals, of three years or less (section 1011 of each indenture).

  Certain Definitions

        The following are certain key definitions used in the descriptions above of restrictions on secured debt and sales and leasebacks contained in the indentures. These and other definitions are contained in the indentures. You should read the applicable indenture to understand these restrictions fully.

        "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the rate per annum borne by the senior debt securities of each series, compounded annually.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

  •
  all current liabilities, excluding any constituting Funded Debt by reason of their being renewable or extendable; and

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  goodwill and other intangibles (section 1010 of each indenture).

        "Domestic Subsidiary" means a Subsidiary of ours except a Subsidiary of ours which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or which is engaged primarily in financing our operations or our Subsidiaries, or both, outside the United States.

        "Principal Property" includes any single parcel of real estate, any manufacturing plant or warehouse we own or lease or any Domestic Subsidiary owns or leases which is located within the United States and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or a portion of any manufacturing plant or warehouse:

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  which is a pollution control or other facility financed by obligations issued by a state or local government unit; or

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  which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.

        "Subsidiary" means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries.

Events of Default

        The following are events of default under the indentures with respect to any debt securities:

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  failure to pay principal of, or premium, if any, on any debt security of that series when due;

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  failure to pay any installment of interest on any debt security of that series when due, continued for 30 days;

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  failure to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series, continued for 60 days after written notice as provided in the applicable indenture;

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  certain events in bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series (section 501 of each indenture).

        If an event of default with respect to the outstanding debt securities of any series occurs and continues either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration (section 502 of each indenture). For information as to waiver of defaults, see "—Modification and Waiver" below. You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.

        Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity (section 603 of each indenture). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (section 512 of the senior indenture and section 505 of the subordinated indenture).

        We will be required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the applicable indenture and as to any default in such performance (section 1006 of each indenture).

Modification and Waiver

        Modifications and amendments of each indenture may be made by us and the trustee with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

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  change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or premium, if any, or interest, if any, on, any debt security;

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  reduce the amount of principal of any original issue discount debt security payable upon acceleration of the maturity thereof;

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  change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults (section 902 of each indenture).

        The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the applicable indenture (section 1012 of each indenture). The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or in respect of any provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected (section 513 of the senior indenture and section 504 of the subordinated indenture).

        In addition, we may not modify or amend the subordination provisions of the subordinated indenture without the consent of the holders of each outstanding subordinated debt security affected thereby. Further, no modification or amendment of that type may adversely affect the rights under article sixteen of the subordinated indenture of the holders of senior indebtedness then outstanding without the consent of the requisite holders of senior indebtedness required under the terms of such senior indebtedness (section 902 of the subordinated indenture).

        Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities (section 1401 of each indenture). The trustee for those debt securities may call a meeting at any time or upon our request or the request of holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the applicable indenture (section 1402 of each indenture). Except for any consent that must be given by each holder of a debt security affected, and except as described below, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution with respect to any consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an indenture, except for any consent that must be given by each holder of a debt security affected, may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding debt securities of that series. Further, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under one of the indentures may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series (section 1404 of each indenture).

        Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture with respect thereto will be binding on all holders of debt securities of that series and the related coupons issued under that indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series. However, if any action is to be taken at such meeting with respect to a consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding debt securities of such series issued under that indenture will constitute a quorum (section 1404 of each indenture).

Consolidation, Merger, Conveyance, Transfer or Lease

        We may, without the consent of any holders of outstanding debt securities, consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to, any entity, and any other entity may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, us, provided that:

  •
  the entity other than us formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the applicable indenture;

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  after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing, provided that a transaction will only be deemed to be in violation of this condition as to any series of debt securities as to which such event of default or such event has happened and is continuing; and

  •
  certain other conditions are met (article eight of each indenture).

Form, Denominations, Exchange, Registration and Transfer

        We will issue debt securities as registered securities, which may be issued in global form. Global securities are described below under "—Global Securities." Unless we otherwise provide in the applicable prospectus supplement, we will issue registered securities in denominations of $1,000 and integral multiples thereof.

        Our registered securities will be exchangeable for other registered securities of the same series.

        You may present registered securities for registration of transfer at the office of the trustee, or at the office of any transfer agent we designate without service charge and upon payment of any taxes and other governmental charges (section 305 of each indenture). We may change transfer agents or designate additional transfer agents at any time, except that, we must maintain a transfer agent in each place of payment for such series (section 1002 of each indenture).

        If we elect or are required to redeem or exchange particular debt securities, we will not be required to:

  •
  issue, register the transfer of or exchange those debt securities for a period of 15 days before the first publication or mailing of the notice of redemption or exchange; or

  •
  register the transfer of or exchange any registered security selected for redemption (section 305 of each indenture).

Global Securities

        The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

        Upon issuance, we will deposit with, or on behalf of, the depositary and will register in the name of the depositary or a nominee of the depositary one or more "global securities" to represent the debt securities of each series. Unless we otherwise indicate in the prospectus supplement relating to a series of debt securities, The Depository Trust Company will act as the depositary and we will deposit the global securities with, or on behalf of, DTC or its nominee, and we will register registered securities in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

        Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC, generally known as DTC participants. Ownership of beneficial interests in a global security will be limited to DTC participants or persons that may hold interests through DTC participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC with respect to interests of DTC participants and records of DTC participants, with respect to interests of persons who hold through DTC participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        We will make payments of principal of and any interest, and premium, if any, on individual debt securities represented by a global security to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Neither we nor the trustee, nor any of our agents or the trustee, will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC's records relating to those beneficial ownership interests.

        We have been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit DTC participants' accounts for their pro rata share of such payments. We also expect that payments by DTC participants to owners of beneficial interests in global securities held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the sole responsibility of the DTC participants.

        Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

  •
  DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for these global securities;

  •
  DTC ceases to be qualified as required by the applicable indenture;

  •
  we instruct the trustee in accordance with the applicable indenture that those global securities will be so exchangeable; or

  •
  there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities represented by such global security.

        Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000, and integral multiples of $1,000 in excess thereof and registered in the names DTC directs. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If we issue debt securities subsequently in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency we maintain for such purpose.

        So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a DTC participant, on the procedures of the DTC participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. The indentures provide that DTC may grant proxies and otherwise authorize DTC participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that under existing industry practices in the event that we request any action of holders or that an owner of a beneficial interest in global securities desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the DTC participants holding the relevant beneficial interests to give or take such action, and such DTC participants would authorize beneficial owners owning through such DTC participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

        DTC has advised us as follows:

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  DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

    •
    a member of the Federal Reserve System;

    •
    a "clearing corporation" within the meaning of the New York Uniform Commercial Code;

    •
    a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended;

  •
  DTC holds securities that DTC participants deposit with DTC;

  •
  DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of direct DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASDAQ Stock Market;

  •
  Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly; and

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

        According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Payment and Paying Agents

        Unless the applicable prospectus supplement provides otherwise, the place of payment for all registered securities will be Chicago, Illinois, U.S.A., and we will initially designate the corporate trust office of the applicable trustee for this purpose. At our option, we may pay interest, if any, on registered securities by check mailed to the address of the person entitled thereto as such person's address appears in the security register or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register (sections 307, 1001 and 1002 of each indenture). Unless the applicable prospectus supplement provides otherwise, we will make payment of any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the record date for such interest (section 307 of each indenture).

        Unless the applicable prospectus supplement provides otherwise, we will make all payments of principal of, and premium, if any, and interest, if any, on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if such currency:

  •
  ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions;

  •
  is the euro and ceases to be used both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union; or

  •
  is any currency unit, or composite currency, other than the euro and ceases to be used for the purposes for which it was established (section 312 of each indenture).

        We may designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

        All moneys deposited with a paying agent or held for the payment of principal of, or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such payment has become due will, at our request, be repaid to us, or discharged from trust, and the holder of such debt security may thereafter look only to us for payment thereof (section 1003 of each indenture).

Subordinated Indenture Provisions

        Any subordinated securities would be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture, to the prior payment in full of all existing and future senior debt of ours (section 1601 of the subordinated indenture).

        Senior debt is defined in the subordinated indenture as the principal of, and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such debt. Excluded from the definition of senior debt are the following:

  •
  any debt which expressly provides:

  •
  that such debt is not senior in right of payment to the subordinated securities; or

  •
  that such debt is subordinated to any other debt of ours, unless such debt expressly provides that such debt is senior in right of payment to the subordinated securities; and

  •
  debt of ours in respect of the subordinated securities.

        There are no restrictions in the subordinated indenture on the creation of additional senior debt, or any other indebtedness (section 101 of the subordinated indenture). The prospectus supplement with respect to any subordinated securities will set forth:

  •
  the aggregate amount of consolidated indebtedness outstanding as of the most recent practicable date that would constitute either senior debt or indebtedness of our subsidiaries;

  •
  the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank on a parity with the subordinated securities; and

  •
  any then-existing limitation on the issuance of additional senior debt.

        By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets:

  •
  the holders of all senior debt will first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of subordinated securities would be entitled to receive any payment or distribution with respect to such securities;

  •
  the holders of subordinated securities will be required to pay over their share of such distribution to the holders of senior debt until such senior debt is paid in full; and

  •
  our unsecured creditors who are not holders of subordinated securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated securities (section 1602 of the subordinated indenture).

        Unless the applicable prospectus supplement provides otherwise, in the event that the subordinated securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an event of default, then we would be obligated to promptly notify holders of senior debt of such acceleration. Unless the applicable prospectus supplement provides otherwise, we may not pay the subordinated securities until 120 days have passed after such acceleration occurs and may thereafter pay the subordinated securities if the terms of the subordinated indenture otherwise permit payment at that time (section 1603 of the subordinated indenture).

        Unless the applicable prospectus supplement provides otherwise, we may not make any payment of the principal, and premium, if any, or interest, if any, with respect to any of the subordinated securities, except we may acquire subordinated securities for our common stock or other capital stock or as otherwise set forth in the subordinated indenture, if any default with respect to senior debt occurs and is continuing that permits the acceleration of the maturity thereof and such default is either the subject of judicial proceedings or we receive notice of the default, unless 120 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior debt is cured or the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated securities at that time (section 1604 of the subordinated indenture).

The Trustee

        The Bank of New York Mellon Trust Company, N.A. is trustee under:

  •
  the senior indenture relating to:

  •
  our 5.375% senior notes due 2012;

  •
  our 6.0% senior notes due 2017;

  •
  our 7.5% debentures due May 15, 2025;

  •
  our 6.5% debentures due September 1, 2025;

  •
  our 6.5% debentures due November 15, 2028;

  •
  our 6.625% senior notes due 2037; and

  •
  our 5.22% debentures due October 1, 2097.

        We maintain various banking relationships with The Bank of New York Mellon, an affiliate of the trustee. The Bank of New York Mellon serves as custodian and record keeper for the Sigma Fund, provides investment management services to us and is a lender under our credit facility.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is subject to the detailed provisions of our restated certificate of incorporation, as amended, and bylaws, as amended, and to the rights agreement described below. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the certificate of incorporation, the bylaws and the rights agreement, which are filed as exhibits to the registration statement. See the section entitled "Where You Can Find More Information" on page 1.

Common and Preferred Stock

        Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $100 per share, issuable in series. There are no shares of preferred stock presently outstanding. Our board of directors is authorized to create and issue one or more series of preferred stock and to determine the rights and preferences of each series, to the extent permitted by our certificate of incorporation. The holders of shares of our common stock are entitled to one vote for each share held and each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation. The shares of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, will be duly and validly issued, fully paid and nonassessable.

DESCRIPTION OF SECURITIES WARRANTS

        We may issue warrants for the purchase of our debt securities or common stock, either independently or together with debt securities or common stock. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company, as agent. The warrant agent will act solely as our agent and will not assume any obligation for any warrant holders. Copies of the forms of warrant agreements and the forms of warrant certificates are filed as exhibits to the registration statement. The following description of certain provisions of the forms of warrant agreements and warrant certificates does not purport to be complete and is qualified in its entirety by reference to all the provisions of the warrant agreements and the warrant certificates.

General

        If we offer warrants for the purchase of debt securities, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the title and aggregate number of the warrants;

  •
  the title, rank, aggregate principal amount, denomination, and terms of the underlying debt securities;

  •
  the currency of the underlying debt securities or of payment of the exercise price;

  •
  whether the warrants are issued as a unit with a debt security, and if so, the number of warrants attached to each such debt security;

  •
  the date, if any, on and after which such warrants and any related securities will be transferable separately;

  •
  the principal amount of the debt securities purchasable upon exercise of each warrant and the price, or the manner of determining the price, at which such debt securities may be purchased upon exercise;

  •
  when the warrants may be exercised and the expiration date;

  •
  United States federal income tax consequences;

  •
  the terms of any right of ours to redeem or accelerate the exercisability of such warrants;

  •
  whether the warrants are to be issued with any other securities;

  •
  the offering price; and

  •
  any other terms of the warrants.

        If we offer warrants for the purchase of our common stock, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the title and aggregate number of the warrants and whether the warrants will be sold with other securities;

  •
  the number of shares of common stock that may be purchased on exercise of each warrant;

  •
  the price or manner of determining the price, the manner in which the exercise price may be paid and any minimum number of warrants exercisable at one time;

  •
  the terms of any right of ours to redeem the warrants;

  •
  the date, if any, on and after which the warrants and any related series of debt securities will be transferable separately;

  •
  when the warrants may be exercisable and the expiration date;

  •
  the terms of any right of ours to accelerate the exercisability of the warrants;

  •
  United States federal income tax consequences; and

  •
  any other terms of the warrants.

        Warrants for the purchase of our common stock will be offered and exercisable for U.S. dollars only.

        Warrants may be exchanged for new warrants of different denominations, may, if in registered form, be presented for registration of transfer and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Prior to the exercise of any warrant to purchase underlying debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase our common stock, holders of such warrants will not have any rights of holders of our common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on our common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

        Each warrant will entitle the holder to purchase underlying debt securities or our common stock, as the case may be, at the exercise price described in, or calculable from, the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

        Holders can exercise warrants by delivering the exercise price and certain required information to the warrant agent. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate. Upon receipt of such payment and such warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying debt securities or our common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or our common stock purchased upon exercise of a warrant.

Modifications

        The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

        Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.

Common Stock Warrant Adjustments

        The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms will include:

  •
  provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the warrant;

  •
  the events requiring an adjustment;

  •
  the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the warrant, upon its exercise, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and

  •
  provisions affecting exercise in the event of certain events affecting our common stock.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
AND THE STOCK PURCHASE UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

  •
  our debt securities; or

  •
  debt obligations of third parties, including U.S. Treasury securities;

securing the holders' obligations to purchase the common stock under the stock purchase contracts.

        The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  through the Company directly;

  •
  through agents;

  •
  through a combination of any of these methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to us from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

        Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

VALIDITY OF THE SECURITIES

        The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Motorola Solutions, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

  (a)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

  (b)
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2012.

  (c)
  Current Reports on Form 8-K filed on January 30, 2012, February 27, 2012 and May 1, 2012.

  (d)
  The description of our common stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

  (e)
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Lewis A. Steverson
Corporate Secretary, Motorola Solutions, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196
Telephone: (847) 576-5000

$750,000,000

Motorola Solutions, Inc.

3.750% Senior Notes due 2022

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan

BNP PARIBAS	Citigroup	Credit Suisse
HSBC	Mizuho Securities USA Inc.	RBS
U.S. Bancorp

May 8, 2012